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October, 2015 Driving Shareholder Value

Overview of Cisco The world’s leader in connecting people, things and technologies – to each other and the Internet Cisco and/or its affiliates. All rights reserved. Cisco Public Fiscal 2015 Revenue by Product Digitization/ Internet of Everything Security Cloud / NGN Data Center Software Analytics Strategic Focus Cisco at a Glance… $49.2B revenue for FY15 70,000+ employees 400+ offices across the globe Q4FY15 Customer Segment Year over year orders growth

John Chambers Retired As CEO After 20 Years; Remains Executive Chairman of Board Chuck Robbins CEO Since July 2015 Fiscal 2015-2016 Leadership Transition Carol Bartz Remains Lead Independent Director Retired as CEO in July 2015; remains Executive Chairman of the Board 24 years of experience at Cisco Has received the U.S. State Department’s top corporate social responsibility award twice Named World's #2 Best-Performing CEO based on financial and ESG ranking by Harvard Business Review” (HBR) November (2015) Has maintained lead role since 2005; member of Cisco Board of Directors since 1996 Previously CEO, Yahoo! Has served on the Board of Directors at Yahoo!, Autodesk, Intel, and NetApp Assumed role on July 26, 2015 Chuck has more than 20 years of leadership experience 17 years of experience at Cisco; previously Senior VP of Worldwide Field Operations The Board conducted a thoughtful and thorough CEO search process before appointing Mr. Robbins to the role Mr. Chambers remains as Executive Chairman of the Board to ensure a smooth transition Ms. Bartz remains the Lead Independent Director and will continue to play a significant role with robust responsibilities Cisco and/or its affiliates. All rights reserved.

Driving Strong Shareholder Returns CAGR = 37% % FCF Returned ($B)2 Diluted shares outstanding YTD 31% reduction; 2.3B shares FY11 $7 84% FY12 $6 57% FY13 $6 52% FY14 $13 120% FY15 $8 73% 1 Dividends per share is Q4 annualized 2 Free cash flow is the net cash provided by operating activities less cash used to acquire property and equipment. Refer to slide 11 for reconciliation of cash provided by operating activities to Free Cash Flow 3 TSR Figures as of end of Cisco fiscal year July 25, 2015. Cisco and/or its affiliates. All rights reserved. Total Shareholder Return (%): 1 YR TSR: ~13% / 3 YR TSR: ~98%3

Strong Governance Practices Cisco and/or its affiliates. All rights reserved. Shareholder-Friendly Corporate Governance Annual elections Majority voting Separate Chairman and CEO Robust Lead Independent Director role Shareholder right to call a special meeting at 10% Shareholder right to act by written consent No poison pill Recoupment Policy Stock Ownership Guidelines for Directors and Executive Officers Shareholders may recommend a director candidate to the Board Mandatory board retirement age Committed to Board Refreshment Cisco takes a thoughtful approach to Board refreshment The nominee evaluation process generally takes multiple years When evaluating a nominee, the Board considers the candidate’s impact on the overall Board’s: Ethics and Integrity Business Experience Technology Skills Diversity Leadership

Executive Compensation - Pay for Performance Cisco’s executive compensation philosophy and practice continues to be to pay for performance   Our compensation program is strongly aligned with long-term interests of our shareholders The three major elements of Cisco’s executive officer regular total direct compensation are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2015, 94% of target annual total direct compensation for the CEO was performance-based and approximately 70% of target annual total direct compensation for the other NEOs was performance-based, reflecting Cisco’s core compensation philosophy to pay for performance. Cisco and/or its affiliates. All rights reserved.

Listening to our Shareholders Cisco and/or its affiliates. All rights reserved. After filing fiscal 2014 proxy, we reached out to our top 30 institutional investors, and had conference calls with half of these shareholders representing ~ 31% of shares CD&A: Revised Executive Summary to give an upfront snapshot of the information most critical to shareholders Moved the Compensation Philosophy and Objectives and Compensation Process sections so they follow the specific fiscal 2015 compensation information Further simplified the CD&A by including more graphics and less legalese to highlight the key elements of operational performance that drive shareholder value Shareholder Value and Cash Incentives: Simplified the EIP by eliminating the customer satisfaction factor, which enhances the significant of company performance in determining year-end bonuses Public Policy Disclosure: Elected to expand disclosure around payments to trade associations, industry groups, and certain other organizations What We are Doing: Pay and Performance: Shareholders recognized the correlation between pay and performance in our compensation programs Compensation Programs: Shareholders were supportive of our broad-based plans CD&A: Shareholders appreciated the improvements and wanted to see continued progress Shareholder Value: Shareholders requested more focus on explaining how we create shareholder value and key drivers Cash Incentives: Whether our annual cash incentive plan, the Executive Incentive Plan (EIP), would benefit from simplification In general, feedback was positive, including: Shareholders asked us to consider:

We Value Your Support At Our 2015 Annual Meeting Cisco and/or its affiliates. All rights reserved. 2015 Cisco Management Recommendations FOR Election of Cisco’s Directors FOR Approval of Executive Compensation FOR Ratification of Independent Public Accounting Firm AGAINST Shareholder Proposal on Holy Land Principles AGAINST Shareholder Proposal on Proxy Access Our Board extensively reviewed proxy access rights both in conjunction with last year’s proposal (which received approximately 5% shareholder support) and subsequently Our Board has engaged with our shareholders to discuss the potential benefits and considerations of proxy access rights Based on our Board’s thorough evaluation and substantial shareholder feedback, we believe the most prudent course is to continue shareholder engagement until we reach broad consensus For these reasons, we oppose this proposal Additionally, we ask investors to consider the following: Our strong corporate governance practices and commitment to shareholder rights Our track record of being responsive to shareholder feedback Our existing process for shareholders to participate in director nominations and elections and hold the Board accountable The risk of disruption to an open and well-structured director nomination process The risk of undue influence by special interest groups Proxy Access Considerations

These presentation slides may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding our growth and strategy) of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in these presentation slides should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Cisco’s results of operations for prior periods are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in these presentation slides are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information. Such information speaks only as of the date of these presentation slides. Forward-looking Statements

Thank You.

Reconciliation of Cash provided by Operating Activities to Free Cash Flow $ in Millions FY15 FY14 FY13 FY12 FY11 Net cash provided by operating activities $12,552 $12,332 $12,894 $11,491 $10,079 Acquisition of property and equipment (1,227) (1,275) (1,160) (1,126) (1,174) Free cash flow $11,325 $11,057 $11,734 $10,365 $8,905